CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

Company Plasmid DNA Production Agreement

THIS AGREEMENT is effective as of the 23rd day of January, 2007 (“Effective Date”).

BY AND BETWEEN:

BioCancell Therapeutics Ltd a corporation organized and existing under the laws of the State of Israel, with its principal offices located at Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel (hereinafter referred to as “CLIENT”)

AND:

ALTHEA TECHNOLOGIES, INC., a Delaware corporation, with a place of business located at 11040 Roselle Street, San Diego, CA 92121 (hereinafter referred to as “ALTHEA”);

WHEREAS CLIENT has formulations and/or know-how related to each Company Plasmid DNA, as defined below;

WHEREAS ALTHEA has the expertise and the manufacturing facility suitable for the Production of Company Plasmid DNA in a manor complying with cGMP as defined below;

WHEREAS, CLIENT wishes to have ALTHEA Produce Plasmid DNA and ALTHEA wishes to Produce Plasmid DNA for CLIENT;

NOW, THEREFORE, in consideration of the premises and the undertakings, terms, conditions and covenants set forth below, the parties hereto agree as follows:

Article 1, DEFINITIONS.

1.1
AFFILIATE of a party hereto shall mean any entity that controls or is controlled by such party, or is under common control with such party. For purposes of this definition, an entity shall be deemed to control another entity if it is able, directly or indirectly, to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the majority ownership of voting capital stock, by contract or otherwise.

1.2
ALTHEA SOPs shall mean ALTHEA’s Standard Operating Procedures, which will be customized on a product specific basis, as necessary, for manufacture of Company Plasmid DNA. CLIENT will review and approve each product specific SOP prior to production of Company Plasmid DNA and any subsequent revisions to these SOPs.

1.3
BATCH shall mean a specific quantity of Company Plasmid DNA mutually agreed upon between CLIENT and ALTHEA, and that (a) is intended to have uniform character and quality within specified limits, and (b) is produced according to a single manufacturing order during the same cycle of manufacture.

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CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

1.4
cGMP shall mean current Good Manufacturing Practices as defined in the FDA rules and regulations, 21 CFR Parts 210-211, 600 and 610 and the corresponding rules and regulations of the EMEA, all as may be amended from time to time.

1.5
CANCELLATION FEES shall mean the fees payable by CLIENT in the event that CLIENT cancels the Production of any Batch of Company Plasmid DNA set forth in the Project Plan, except in the event of a default by ALTHEA, all as set forth in Section 3.3., the Project Plan is enclosed herein as Appendix 1.

1.6	CHANGE ORDER shall have the meaning assigned to such term in Section 2.7

1.7
COMPONENTS shall mean all Components used by ALTHEA in Production of Company Plasmid DNA under this Agreement. Components are listed in the Project Plan such Components identified as Components supplied by CLIENT (“CLIENT Supplied Components”) and Components supplied by ALTHEA (“ALTHEA Supplied Components”).

1.8	CONFIDENTIAL INFORMATION shall mean all information and data provided by one party to the other party except any portion of such information and data which:

(i)	is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party;

(ii)	is disclosed to the recipient by a third person who has the right to make such disclosure;

(iii)	is or becomes part of the public domain through no fault of the recipient;

1.9	EMEA shall mean the European Medicines Agency or any successor entity thereto.

1.10	FACILITY shall mean ALTHEA’s facility located at 11040 Roselle Street, San Diego, CA 92121.

1.11	FDA shall mean the United States Food and Drug Administration or any successor entity thereto.

1.12	FD&C ACT shall mean the United States Federal Food, Drug and Cosmetic Act, as may be amended from time to time.

1.13	Company Plasmid DNA shall mean the DTA-H19 plasmid as set forth in the Project Plan to be Produced by ALTHEA

1.14	IMPROVEMENTS means Technology invented, discovered or developed on or after the Effective Date.

1.15	IND shall mean an Investigational New Drug Exemption Application for Company Plasmid DNA, as defined in the United States Food and Drug Administration (FDA) rules and regulations, 21 CFR.

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CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

1.16
LABELING shall mean all labels and other written, printed, or graphic matter upon: (i) Company Plasmid DNA or any container, carton, or wrapper utilized with Company Plasmid DNA or (ii) any written material accompanying Company Plasmid DNA.

1.17
MASTER BATCH RECORD (MBR) shall mean the formal set of instructions for Production of Company Plasmid DNA. The MBR shall be developed and maintained in ALTHEA’s standard format by ALTHEA, using CLIENT’s master formula and technical support.

1.18
PRODUCTION or PRODUCE shall mean all steps and activities necessary to produce Company Plasmid DNA in final form, including without limitation the formulation, filling, packaging, inspection, Labeling, testing, quality control and release of Company Plasmid DNA by ALTHEA in accordance with this Agreement.

1.19	PRODUCTION PROCESS shall mean the process for Producing the Company Plasmid DNA.

1.20
PRODUCT SPECIFICATION SHEET shall mean a listing of the analytical testing and corresponding Specifications, to be performed on the Company Plasmid DNA in connection with the release program. The PRODUCT SPECIFICATION SHEET is detailed in the Project Plan.

1.21	PURCHASE PRICE shall mean the amount to be paid by CLIENT as specified in the Project Plan.

1.22	QUALITY AGREEMENT shall mean an agreement between ALTHEA and CLIENT that defines the quality roles and responsibilities of each party.

1.23
REGULATORY AUTHORITY shall mean those agencies or authorities responsible for regulation of Company Plasmid DNA in the United States and overseas. ALTHEA shall have no obligation to Produce Company Plasmid DNA in compliance with the requirements of a Regulatory Authority not specified in the applicable Proposal.

1.24	RELEASED EXECUTED BATCH RECORD shall mean the completed batch record and associate deviation reports, investigation reports, and Certificates of Analysis created for each Batch of Company Plasmid DNA.

1.25
SPECIFICATIONS shall mean those specifications set forth in Product Specification Sheet and the Master Batch Record for Company Plasmid DNA, and to the extent that ALTHEA is required to test the Bulk Drug Substance, for the Bulk Drug Substance.

1.26
TECHNOLOGY means all methods, techniques, trade secrets, copyrights, know-how, data, regulatory submissions, and other intellectual property of any kind owned by or licensed to CLIENT or ALTHEA, either alone or jointly, relating to or necessary or useful for the Production of Company Plasmid DNA.

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Article 2, PERFORMANCE OF OBLIGATIONS.

2.1
Initiation: Upon execution of this Agreement and the corresponding Project Plan for Production of Company Plasmid DNA, ALTHEA shall commence Development of such Company Plasmid DNA pursuant to the timeline, amounts and specifications as set forth in the Project Plan and as modified from time to time by mutual agreement of the parties.

2.2
Performance: ALTHEA shall perform its obligations under this Agreement in accordance with the terms and conditions of this Agreement, and the applicable Project Plan as amended by any effective Change Orders.

2.3
Faclility: ALTHEA shall perform all production at the Facility, and shall hold at such facility all equipment, components and other items to be used in Production. ALTHEA shall maintain at its own expense, the Facility and all equipment required for the Production of Company Plasmid DNA in a state of repair and operating efficiency consistent with the requirements of cGMP and applicable law.

2.4
Cleaning and Maintenance: ALTHEA shall perform appropriate cleaning under a cleaning validation protocol for equipment and Facilities used to Produce cGMP batches of Company Plasmid DNA in compliance with cGMP and ALTHEA standard operating procedures (SOPs).

2.5
Validation: ALTHEA shall be responsible for all validation of the Facility, equipment and cleaning processes under existing cleaning validation protocols used to Produce cGMP batches of the Company Plasmid DNA.

2.6
Documentation: The Master Batch Record shall be reviewed and approved by ALTHEA and by CLIENT prior to commencement of Production. Any material change to an approved Master Batch Record will be reviewed and approved by ALTHEA and by CLIENT prior to said change being implemented. Each Batch of Company Plasmid DNA shall be Produced by using a copy of the Master Batch Record. Each copy of the Master Batch Record for such Batch of Company Plasmid DNA shall be assigned a unique batch number. Any deviation from the manufacturing process specified in the Master Batch Record must be documented in the copy of the Master Batch Record for that Batch. ALTHEA shall provide CLIENT with required supporting Development and Production documentation in a form reasonably suitable for CLIENT’s submission to the FDA.

2.7
CHANGE ORDER: If the scope of work of the Project Plan changes, then the applicable Project Plan may be amended as provided in this section. In the event a required modification of the Project Plan is identified by CLIENT or ALTHEA, ALTHEA shall provide CLIENT with a Change Order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Project Plan (“Change Order”) and will use reasonable efforts to do so as soon as practicable. No Change Order will be effective unless and until, it has been signed by authorized representatives of both parties.

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2.8
Delays in Production: ALTHEA shall promptly notify CLIENT in writing if it believes that there are likely to be substantial changes in the work schedule contained in the Proposal. Such notice shall include the reasons for such changes in the schedule and the proposed new schedule for the incomplete portion of the Proposal. The party responsible for delays in Production shall be determined as follows:

a.  CLIENT is responsible for delays due to lack of delivery of critical information or materials in a timely manner to ALTHEA as agreed to in advance

b.  CLIENT is responsible for delays caused by variable performance of raw materials specified in advance

d.  ALTHEA is responsible for delays due to its Facility or compliance systems

e.  ALTHEA is responsible for complete execution of Production methods as outlined or approved in advance or in Master Batch Records and responsible for delays due to inaccurate execution of the Production methods as outlined in advance or in Master Batch Records.

f.  Althea is responsible for delays due to lack of delivery of all materials save the materials as detailed in section 2.4.a.

2.9
Vendor and Supplier Audit and Certification: CLIENT will not provide ALTHEA with prior approval of ALTHEA’s vendors or suppliers. ALTHEA will be responsible and accountable for all actions or omissions by its chosen vendors and suppliers. The CLIENT accepts the selection of materials and Components as specified in the Project Plan.

2.10
Delivery Terms: ALTHEA shall ship all Company Plasmid DNA to CLIENT or to CLIENT’s designated consignee. All shipments shall be shipped FCA the Facility by a common carrier designated by CLIENT, at CLIENT’s expense; provided, however, ALTHEA shall be responsible for the loading of the Company Plasmid DNA on departure and shall bear risk of loss and all costs of such loading. CLIENT shall procure, at its cost, insurance covering damage or loss of Company Plasmid DNA during shipping. All shipping instructions of CLIENT shall provide ALTHEA with the name and address of the recipient and the desired arrival date of Company Plasmid DNA. ALTHEA shall package the Company Plasmid DNA as per CLIENT instructions. Such packaging shall be at ALTHEA’s expense.

2.11
Exporter of Record: CLIENT shall be the exporter of record for any Product shipped out of the United States, as CLIENT remains the owner of the Product.  CLIENT warrants that all shipments of Product exported from the United States will be made in compliance with all applicable United States export laws and regulations and all applicable import laws and regulations into the country of deportation.

CLIENT shall be responsible for obtaining and paying for any licenses or other governmental authorization(s) necessary for the exportation from the United States. CLIENT shall select and pay the freight forwarder who shall solely be CLIENT’s agent. CLIENT and its freight forwarder shall be solely responsible for preparing and filing the Shipper’s Export Declaration and any other documentation required for the export.

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2.12
Foreign Corrupt Practices Act. CLIENT acknowledges that it is not the agent of ALTHEA and represents and warrants that it has not, and covenants that it will not, pay anything of value to any government employee in connection with the resale of the Product.

2.13
Deposits and Payment for Company Plasmid DNA Production: Pursuant to the execution of this Agreement, and the Project Plan and subject to performance of a satisfactory preliminary audit by CLIENT, CLIENT shall pay ALTHEA [***] described in the Project Plan as a pre-payment. Thereafter, ALTHEA will invoice CLIENT upon completion of each project activity as outlined in Project Plan. CLIENT shall pay all invoices [***]. Any payment due under this Agreement not received within the times noted above shall bear interest at the lesser of (a) the maximum rate permitted by law, and (b) [***].

2.12
Default in Payment Obligations: In addition to all other remedies available to ALTHEA in the event of a CLIENT default, if CLIENT fails to make payments as required hereunder, ALTHEA may take appropriate measures to assure prompt and full payment, including refuse to Produce any Company Plasmid DNA until CLIENT’s account is paid in full, modify the foregoing terms of payment, place the account on a letter of credit basis, require full or partial payment in advance, suspend deliveries of Company Plasmid DNA until CLIENT provides assurance of performance reasonably satisfactory to ALTHEA, and/or take other reasonable means as ALTHEA may determine. However, Althea may resort to the aforementioned measures only after providing CLIENT with written notice of such default and only if said default is not cured by CLIENT within thirty (30) calendar days after receipt by the CLIENT of written notice of such default.

2.13	Returns: Company Plasmid DNA returned by third parties is the responsibility of CLIENT.

2.14
Total Price: the price as detailed in the Project Plan shall constitute the total amount payable by CLIENT to Althea for all services rendered, whether preformed directly or indirectly. Any additional fees must be agreed to in advance through a Change Order as described in Section 2.7 above.

Article 3, TERM AND TERMINATION.

3.1
Term: This Agreement shall commence on the date first above written and will continue until the Development and Production, as described in the Project Plan, have been completed, unless sooner terminated pursuant to Section 3.2 herein (the “Term”).

3.2	Termination: This Agreement may be terminated at any time upon the occurrence of any of the following events:

3.2.1
Termination for Breach: Either party may terminate this Agreement upon the breach of any provision of this Agreement by the other party if such breach is not cured by the breaching party within thirty (30) calendar days (or such additional time reasonably necessary to cure such default provided the breaching party has commenced a cure within the thirty (30) day period and is diligently pursuing completion of such cure) after receipt by the breaching party of written notice of such default. At the option of the non-breaching party, such termination may be with respect to the entire Agreement, or only with respect to the aspect of the Company Plasmid DNA production project that is subject to the breach.

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3.2.2
Termination for Financial Matters: This Agreement may be terminated immediately by either party by giving the other party written notice thereof in the event such other party makes a general assignment for the benefit of its creditors, or proceedings of a case are commenced in any court of competent jurisdiction by or against such party seeking (a) such party’s reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts, (b) the appointment of a receiver or trustee for or over such party’s property, or (c) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such proceedings shall continue undismissed, or an order with respect to the foregoing shall be entered and continue unstated, for a period of more than sixty (60) days.

3.3	Payment on Termination: In the event of cancellation by CLIENT of the Production Activities set forth in a Project Plan or in the event of termination of this Agreement, [***].

3.4	Refund on Termination: In the event of termination of this Agreement as a result of any breach or default by Althea, CLIENT shall be entitled to [***].

3.5
Survival: Termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason, except as set forth in Section 12.1, shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. The provisions of Sections 3, 6, 9, 10, 11, 12, 13, 14, and 15 hereof shall survive expiration or termination of this Agreement.

Article 4, CERTIFICATES OF ANALYSIS AND MANUFACTURING COMPLIANCE.

4.1
Certificates of Analysis: At CLIENT’s cost and expense as detailed in the Project Plan, ALTHEA shall test, or cause to be tested by third parties, in accordance with the Specifications, each Batch of Company Plasmid DNA Produced pursuant to this Agreement before delivery to CLIENT. A certificate of analysis for each Batch delivered shall set forth the items tested, Specifications, and test results. ALTHEA shall also indicate on the final page of the Executed Batch Record that all batch Production and control records have been reviewed and approved by the appropriate quality control unit. ALTHEA shall send, or cause to be sent, such certificates to CLIENT prior to the shipment of Company Plasmid DNA (unless Company Plasmid DNA is shipped under quarantine). CLIENT shall test, or cause to be tested, for final release, each Batch of Company Plasmid DNA as meeting the Specifications. As required by the FDA (see Section 5.2 below), CLIENT assumes full responsibility for final release of each Batch of Company Plasmid DNA.

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4.2
Manufacturing Compliance: ALTHEA shall advise CLIENT immediately if an authorized agent of any regulatory body visits ALTHEA’s manufacturing facility and makes an inquiry regarding ALTHEA’s Production of Company Plasmid DNA for CLIENT. Manufacturing deviations and investigations which occur during Production of Company Plasmid DNA and which do not cause the Production to be non-compliant with cGMP or with specifications, shall not be deemed to cause such Company Plasmid DNA to be non-conforming.

4.3	Reserve Samples: CLIENT shall be responsible for obtaining and maintaining sufficient quantities of Company Plasmid DNA reserve samples in accordance with cGMP.

4.5	Distribution Records: ALTHEA shall maintain distribution records that contain all of the appropriate information as specified in cGMP.

4.6
Customer Complaints: CLIENT, as required by cGMP, shall maintain complaint files. All specific CLIENT Company Plasmid DNA-related complaints received by ALTHEA shall be forwarded to CLIENT. CLIENT shall be responsible for the review of the complaint to determine the need for an investigation or the need to report to the FDA as required by cGMP. CLIENT shall send to ALTHEA all Company Plasmid DNA performance or manufacturing-related complaints which require investigation. ALTHEA shall conduct an investigation for each Company Plasmid DNA performance or manufacturing-related complaint and shall report findings and follow-up of each investigation to CLIENT. CLIENT shall make these complaint files available to ALTHEA in the event they are required during an FDA inspection.

4.7
Audits: CLIENT, upon prior written notice and during normal business hours, shall have the right to inspect, twice annually for not more than two (2) days, ALTHEA batch records and the portions of ALTHEA’s facility used for Production of Company Plasmid DNA. If CLIENT chooses to audit ALTHEA more than two (2) times in a calendar year or for more than two (2) days, CLIENT agrees to reimburse ALTHEA for ALTHEA’s reasonable expenses incurred in hosting the audit. All audited data will be treated as Confidential Information of ALTHEA and CLIENT shall not be permitted to remove or copy data without ALTHEA’s prior consent. Althea will make its best efforts in order to comply with CLIENT’s observations and comments.

4.8
Regulatory Compliance: Unless otherwise stated, ALTHEA is responsible for compliance with all Federal, State and local laws and regulations (“Regulations”) as they apply generally to Production of pharmaceutical products. CLIENT shall be responsible for compliance with all Regulations as they apply to all other aspects of the use, and sale of Company Plasmid DNA, which responsibility shall include, without limitation, all contact with the FDA regarding the foregoing.

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Article 5, ACCEPTANCE OF COMPANY PLASMID DNA.

5.1
Non-Conforming Company Plasmid DNA: Upon ALTHEA’s release of either a GMP or non-GMP batch of Company Plasmid DNA, ALTHEA shall provide CLIENT, or CLIENT’s designee, copies of Master Batch records, test results and a Certificate of Analysis, if appropriate to the batch, stating the test results from the quality control assay performed by ALTHEA. Within thirty (30) calendar days after receipt by CLIENT of the documentation, CLIENT shall determine whether Company Plasmid DNA conforms to Specifications and has been manufactured in accordance with the Master Batch Record, ALTHEA’s current SOPs, and the Proposal.

5.1.1
If (a) any Batch of Company Plasmid DNA conforms to the Product Requirements, or (b) CLIENT fails to notify ALTHEA within the applicable time period that any Batch of Company Plasmid DNA does not conform to the Product Requirements, then CLIENT shall be deemed to have accepted the Company Plasmid DNA and waived its right to revoke acceptance.

5.1.2
If CLIENT believes any Batch of Company Plasmid DNA does not conform to the Product Requirements, it shall notify ALTHEA by telephone, including a detailed explanation of the non-conformity, and shall confirm such notice in writing via overnight delivery to ALTHEA. Upon receipt of such notice, ALTHEA will investigate such alleged non-conformity, and (i) if ALTHEA agrees such Company Plasmid DNA is non-conforming, deliver to CLIENT a corrective action plan within thirty (30) calendar days after receipt of CLIENT’s written notice of non-conformity, or such additional time as is reasonably required if such investigation or plan requires data from sources other than CLIENT or ALTHEA, or (ii) if ALTHEA disagrees with CLIENT’s determination that the Batch of Company Plasmid DNA is non-conforming, ALTHEA shall so notify CLIENT by telephone within the thirty (30) calendar day period provide Client with evidence to substantiate its claim as well as confirm such notice in writing by overnight delivery.

5.1.3
If the parties dispute whether Company Plasmid DNA is conforming or non-conforming, samples of the Batch of Company Plasmid DNA will be submitted to a mutually acceptable laboratory or consultant for resolution, whose determination of conformity or non-conformity, and the cause thereof if non-conforming, shall be binding upon the parties The party that deemed to be in the wrong shall bear the costs of such laboratory or consultant

5.2
Remedies for Non Conforming Product: In the event ALTHEA agrees that the Batch of Company Plasmid DNA is non-conforming in whole or in part as a result of the negligence of ALTHEA or the laboratory determines that the shipment of Company Plasmid DNA is non-conforming in whole or in part as a result of the negligence of ALTHEA, then CLIENT, at its option, shall either (i) allow ALTHEA at its expense to replace such non-conforming Company Plasmid DNA within forty-five (45) calendar days from the date product is determined to be non-conforming, or (ii) be granted a full refund of the total Purchase Price of Company Plasmid DNA as stated in the Project Plan which includes all services provided by ALTHEA directly or indirectly in Production of Company Plasmid DNA. In addition, the due date for the final invoice issued at completion of production of Company Plasmid DNA will be extended until the date at which replacement Company Plasmid DNA is released and determined to be conforming by ALTHEA and CLIENT.

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Article 6, COMPANY PLASMID DNA RECALLS.

6.1
Company Plasmid DNA Recalls: In the event CLIENT shall be required to recall any Company Plasmid DNA because such Company Plasmid DNA may violate local, state or federal laws or regulations, the laws or regulations of any applicable foreign government or agency or the Company Plasmid DNA Specifications, or in the event that CLIENT elects to institute a voluntary recall, CLIENT shall be responsible for coordinating such recall. CLIENT promptly shall notify ALTHEA if any Company Plasmid DNA is the subject of a recall and provide ALTHEA with a copy of all documents relating to such recall. ALTHEA shall cooperate with CLIENT in connection with any recall, at CLIENT’s expense. CLIENT shall be responsible for all of the costs and expenses of such recall.

Article 7, FORCE MAJEURE; FAILURE TO SUPPLY.

7.1
Force Majeure Events: Failure of either party to perform under this Agreement shall not subject such party to any liability to the other if such failure is caused by acts of God, acts of terrorism, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, all which are beyond said party’s control, or by any cause beyond the reasonable control of the affected party, whether or not foreseeable, provided that written notice of such event is promptly given to the other party. It is agreed that the actions of any government entity performing its duties shall not be deemed Force Majeure

7.2
Default as a result of Force Majeure Events: If a Party fails to meets its obligations as a result of Force Majeure Events, the other Party may require said Party meet its obligation, in whole or in part at a future date agreed upon in good faith by both Parties ALTHEA and CLIENT.

Article 8, CHANGES IN PRODUCTION.

8.1
Changes to Master Batch Records and Product Specifications: ALTHEA agrees to inform CLIENT within fifteen (15) days of the result of any regulatory development or regulatory changes to Company Plasmid DNA-specific SOPs that materially affect the Production of Company Plasmid DNA. ALTHEA shall notify CLIENT of and require written approval from CLIENT for changes to Master Batch Records and Company Plasmid DNA Specifications prior to the Production of subsequent Batches of Company Plasmid DNA.

8.2
Product-Specific Changes: For the initial Production of Company Plasmid DNA under this Agreement, no facility, equipment, process or system changes that are required of ALTHEA as a result of requirements set forth by the FDA or any other Regulatory Authority shall affect time line and price. For any subsequent Production, if facility, equipment, process or system changes that are required of ALTHEA as a result of requirements set forth by the FDA or any Regulatory Authority, any such regulatory changes which apply solely to the Production and supply of one or more Company Plasmid DNAs, then CLIENT and ALTHEA will review such requirements and agree in writing to such regulatory changes, and agree on additional cost to CLIENT. If an agreement as to the additional cost to CLIENT is not reached then this agreement may be terminated by either Party. In case of termination in accordance with this section CLIENT will be entitled to a refund of all moneys paid to ALTHEA. It is agreed that termination under this section is not subject to section 3.3.

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Article 9, CONFIDENTIALITY.

9.1
Confidentiality: It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Each party agrees to take all reasonable steps to prevent disclosure of Confidential Information to third parties. No provision of this Agreement shall be construed so as to preclude disclosure of Confidential Information as may be reasonably necessary to secure from any governmental agency necessary approvals or licenses or to obtain patents with respect to the Company Plasmid DNA.

9.2
Prior Confidentiality Agreement: This Agreement, by reference, incorporates the Confidentiality Agreement signed by BioCancell Therapeutics Inc., the CLIENT’s parent company, and its Affiliated Companies, including the CLIENT, as defined therein, and ALTHEA on December 11, 2006, and is made a part hereof as though fully set forth herein. The Prior Confidentiality Agreement is enclosed herein as Appendix 2.

9.3
Third Party Disclosure: ALTHEA shall be permitted to disclose Company Plasmid DNA information to third party developmental and analytical service providers in connection with performance of its obligations hereunder provided such providers shall be subject to confidentiality agreements. Either party may disclose Confidential Information of the disclosing party to those Affiliates, agents and consultants who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence.

9.4
Litigation and Governmental Disclosure: Each party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will, except where impractical for necessary disclosures, for example in the event of a medical emergency, give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

9.5
Limitation of Disclosure: The parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, and except as may be authorized in Section 9.4, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other.

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9.6
Publicity and SEC Filings. The parties agree that the public announcement of the execution of this Agreement shall only be by one or more press releases mutually agreed to by the parties by way of written consent prior to publication. Each party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of Confidential Information of either party included in any such disclosure.

9.7
Duration of Confidentiality: All obligations of confidentiality and non-use imposed upon the parties under this Agreement shall expire ten (10) years after the expiration or earlier termination of this Agreement; provided, however, that Confidential Information which constitutes the trade secrets of a party shall be kept confidential indefinitely, subject to the limitations set forth in Sections 9.4 through 9.5.

Article 10, INVENTIONS.

10.1
Existing Intellectual Property: Except as the parties may otherwise expressly agree in writing, each party shall continue to own its existing patents, trademarks, copyrights, trade secrets and other intellectual property, without conferring any interests therein on the other party. Without limiting the generality of the preceding sentence, CLIENT shall retain all right, title and interest arising under the United States Patent Act, the United States Trademark Act, the United States Copyright Act and all other applicable laws, rules and regulations in and to all Drug Products, Bulk Drug Substance, Labeling and trademarks associated therewith (collectively, “CLIENT’s Intellectual Property”). Neither ALTHEA nor any third party shall acquire any right, title or interest in CLIENT’s Intellectual Property by virtue of this Agreement or otherwise, except to the extent expressly provided herein.

10.2
Individually Owned Inventions: Except as the parties may otherwise agree in writing, all Inventions (as defined herein) which are conceived, reduced to practice, or created by a party in the course of performing its obligations under this Agreement shall be solely owned and subject to use and exploitation by the inventing party without a duty to account to the other party. For purposes of this Agreement, “Invention” shall mean information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable.

10.3
Jointly Owned Inventions: All Inventions which are conceived, reduced to practice, or created jointly by the parties and/or their respective agents (i.e., employees or agents who would be or are properly named as co-inventors under the laws of the United States on any patent application claiming such inventions) in the course of the performance of this Agreement shall be owned jointly by the parties. Each party shall have full rights to exploit such Inventions for its own commercial purposes without any obligation to the other. The parties shall share equally in the cost of mutually agreed patent filings with respect to all such jointly owned Inventions. The decision to file for patent coverage on jointly owned Inventions shall be mutually agreed upon, and the Parties shall select a mutually acceptable patent counsel to file and prosecute patent applications based on such joint Inventions.

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10.4
Disclaimer: Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed or interpreted, either expressly or by implication, estoppel or otherwise, as: (i) a grant, transfer or other conveyance by either party to the other of any right, title, license or other interest of any kind in any of its Inventions or other intellectual property, (ii) creating an obligation on the part of either party to make any such grant, transfer or other conveyance or (iii) requiring either party to participate with the other party in any cooperative development program or project of any kind or to continue with any such program or project.

10.5
Rights in IP: The party owning any IP shall have the world wide right to control the drafting, filing, prosecution and maintenance of patents covering the Inventions relating to such IP, including decisions about the countries in which to file patent applications. Patent costs associated with the patent activities described in this Section shall be borne by the sole owner. Each party will cooperate with the other party in the filing and prosecution of patent applications. Such cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications.

10.6
Confidentiality of IP: IP shall be deemed to be the Confidential Information of the party owning such IP. The protection of each party’s Confidential Information is described in Article 9. Any disclosure of information by one party to the other under the provisions of this Section 10 shall be treated as the disclosing party’s Confidential Information under this Agreement. It shall be the responsibility of the party preparing a patent application to obtain the written permission of the other party to use or disclose the other party’s Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

Article 11, REPRESENTATIONS AND WARRANTIES.

11.1
Mutual Representations: Each party hereby represents and warrants to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2
ALTHEA Warranty: ALTHEA represents and warrants that a) Company Plasmid DNA shall be Produced in accordance with cGMP. ALTHEA represents and warrants that it has obtained (or will obtain prior to Producing Company Plasmid DNA), and will remain in compliance with during the term of this Agreement, all permits, licenses and other authorizations (the “Permits”) which are required under federal, state and local laws, rules and regulations applicable to the Production only of Company Plasmid DNA as specified in the Project Plan; provided, however, ALTHEA shall have no obligation to obtain Permits relating to the sale, marketing, distribution or use of Company Plasmid DNA or with respect to the Labeling of Company Plasmid DNA. ALTHEA makes no representation or warranty with respect to the sale, marketing, distribution or use of the product or as to printed materials supplied by CLIENT or its consignee; b) it has the right to implement the Production Process and that it has no knowledge of any patents or other intellectual rights that would be infringed by Production of Company Plasmid DNA under this Agreement, or proprietary rights of third parties which are violated by ALTHEA’s performance of the Production Process; c) It has know-how, required expertise, experience, has reviewed the product and believes it is able to meet specifications and supply it in accordance with time table specified in the Proposal.

ALTHEA CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

11.3
Disclaimer of Warranties: Except for those warranties set forth in Sections 11.1 and 11.2 of this Agreement, ALTHEA makes no warranties, written, oral, express or implied, with respect to Company Plasmid DNA or the Development and Production of Company Plasmid DNA. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY ALTHEA. NO WARRANTIES OF ALTHEA MAY BE CHANGED BY ANY REPRESENTATIVES OF ALTHEA. CLIENT accepts Company Plasmid DNA subject to the terms hereof.

11.4
CLIENT Warranties: CLIENT warrants that (a) it has the right to give ALTHEA any information provided by CLIENT hereunder, and that ALTHEA has the right to use such information for the Production of Company Plasmid DNA, and (b) CLIENT has no knowledge of any (i) patents or other intellectual rights that would be infringed by ALTHEA’s Production of Company Plasmid DNA under this Agreement, or (ii) proprietary rights of third parties which would be violated by ALTHEA’s performance hereunder. CLIENT further warrants that the Bulk Drug Substance provided to ALTHEA hereunder (1) conforms to the Bulk Drug Substance Specifications and (2) is not adulterated or misbranded within the meaning of the FD&C Act.

Article 12, LIMITATION OF LIABILITY AND WAIVER OF SUBROGATION.

12.1
Limitation of Liability: CLIENT’s sole and exclusive remedy for breach of this Agreement is limited to those remedies set forth in Article 5 [***] as stated in the Project Plan. Under no circumstances shall ALTHEA be liable for loss of use or profits or other collateral, special, consequential or other damages, losses, or expenses, including but not limited to the cost of cover or the cost of a recall in connection with, or by reason of the Production and delivery of Company Plasmid DNA under this Agreement whether such claims are founded in tort or contract. All claims by CLIENT for breach or default under this Agreement shall be brought within one (1) year after the cause of action accrued or shall be deemed waived.

12.2
Waiver of Subrogation: All ALTHEA Supplied materials and equipment used by ALTHEA in the Production of Company Plasmid DNA (collectively, “ALTHEA Property”) shall at all times remain the property of ALTHEA and ALTHEA assumes risk of loss for such property until delivery of Company Plasmid DNA to a common carrier as specified under Section 2.10. ALTHEA hereby waives any and all rights of recovery against CLIENT and its Affiliates, and against any of their respective directors, officers, employees, agents or representatives, for any loss or damage to ALTHEA Property to the extent the loss of damage is covered or could be covered by insurance (whether or not such insurance is described in this Agreement). CLIENT assumes all risk of loss for all CLIENT Supplied Materials, all Bulk Drug Substance supplied by CLIENT, and all Company Plasmid DNA [***] (collectively, “CLIENT Property”). CLIENT hereby waives any and all rights of recovery against ALTHEA and its Affiliates, and against any of their respective directors, officers, employees, agents or representatives, for any loss or damage to the CLIENT Property to the extent the loss of damage is covered or could be covered by insurance (whether or not such insurance is described in this Agreement).

ALTHEA CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

12.3
Waiver of Claims: In connection with providing Development Services, ALTHEA represents only that it will use reasonable care in providing such information solely as it relates to development studies, formulation, primary packaging and manufacturing process development. ALTHEA makes no representation or warranty, and CLIENT expressly waives all claims against ALTHEA and its Affiliates, and any of their respective agents or employees, arising out of or in connection with any claims relating to the stability, efficacy, safety, or toxicity of Company Plasmid DNA developed, formulated, packaged or manufactured in accordance with the Development Services provided by ALTHEA.

Article 13, INDEMNIFICATION.

13.1
CLIENT Indemnification: CLIENT shall indemnify, defend and hold harmless ALTHEA and its Affiliates, and any of their respective directors, officers, employees, subcontractors and agents (collectively the “Indemnified Parties”) from and against any and all liabilities, obligations, penalties, claims, judgments, demands, actions, disbursements of any kind and nature, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees) arising out of or in connection with property damage or personal injury (including without limitation death) of third parties (collectively “Claims”) including without limitation Claims allegedly resulting solely from (a) CLIENT’s storage, promotion, labeling, marketing, distribution, use or sale of Bulk Drug Substance or Company Plasmid DNA, (b) CLIENT’s negligence or willful misconduct, (c) CLIENT’s breach of this Agreement, or (d) any claim that the use, sale, Production, marketing or distribution of Bulk Drug Substance or Company Plasmid DNA by ALTHEA or CLIENT violates the patent, trademark, copyright or other proprietary rights of any third party, except to the extent any of the foregoing (a) or (d) is caused in part by the negligence or willful misconduct of the Indemnified Parties or solely by the breach by ALTHEA of its obligations under this Agreement.

13.2
ALTHEA Indemnification: ALTHEA shall indemnify, defend and hold harmless CLIENT and its Affiliates and any of their respective directors, officers, employees, subcontractors and agents from and against a) any and all Claims resulting solely from the Indemnified Parties’ negligence or willful misconduct, or b) any and all Claims resulting from the ALTHEA’s breach of its obligations under this Agreement, or c) any and all Claims resulting form Althea’s storage, promotion, labeling, marketing, distribution, use or sale of any of the materials required for the production process, or d) any and all Claims resulting from Althea’s violation of patent, trademark, copyright or other proprietary rights of any third party.

ALTHEA CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

13.3
Indemnitee Obligations: A party (the “Indemnitee”) which intends to claim indemnification under this Article 13 shall promptly notify the other party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees, subcontractors, or agents, intend to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees, subcontractors and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter, and the Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor. Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee’s rights hereunder, or impose any obligations on the Indemnitee in addition to those set forth herein, in order for it to exercise such rights, without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and their respective directors, officers, employees, subcontractors and agents shall fully cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 13. The Indemnitee shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

13.4
Injunction: In the event that the Production or sale of a Company Plasmid DNA is enjoined due to alleged infringement by either party of the proprietary rights of a third party, such action shall be deemed a breach of this Agreement by said Party and subject to the terms of Article 3.

Article 14, INSURANCE.

14.1
CLIENT Insurance: CLIENT shall procure and maintain, during the Term of this Agreement and for a period one (1) year beyond the expiration date of Company Plasmid DNA, Commercial General Liability Insurance, including without limitation, Product Liability and Contractual Liability coverage (the “CLIENT Insurance”). The CLIENT Insurance shall cover amounts not less than [***] combined single limit and shall be with an insurance carrier reasonably acceptable to ALTHEA. ALTHEA shall be named as an additional insured on the CLIENT Insurance and CLIENT promptly shall deliver a certificate of CLIENT Insurance and endorsement of additional insured to ALTHEA evidencing such coverage. If CLIENT fails to furnish such certificates or endorsements, or if at any time during the Term of this Agreement ALTHEA is notified of the cancellation or lapse of the CLIENT Insurance, and CLIENT fails to rectify the same within ten (10) calendar days after notice from ALTHEA, in addition to all other remedies available to ALTHEA hereunder, ALTHEA, at its option, may obtain the CLIENT Insurance and CLIENT promptly shall reimburse ALTHEA for the cost of the same. Any deductible and/or self insurance retention shall be the sole responsibility of CLIENT.

14.2
ALTHEA Insurance: ALTHEA shall procure and maintain, during the Term of this Agreement and for a period of one (1) year beyond the expiration date of Company Plasmid DNA, Commercial General Liability Insurance, including without limitation, Product Liability and Contractual Liability coverage (the “ALTHEA Insurance”). The ALTHEA Insurance shall cover amounts not less than [***] combined single limit. CLIENT shall be named as an additional insured on the ALTHEA Insurance and ALTHEA promptly shall deliver a certificate of ALTHEA Insurance and endorsement of additional insured to CLIENT evidencing such coverage. If ALTHEA fails to furnish such certificates or endorsements, or if at any time during the Term of this Agreement CLIENT is notified of the cancellation or lapse of the ALTHEA Insurance, and ALTHEA fails to rectify the same within ten (10) calendar days after notice from CLIENT, in addition to all other remedies available to CLIENT hereunder, CLIENT, at its option, may obtain the ALTHEA Insurance and ALTHEA promptly shall reimburse CLIENT for the cost of the same. Any deductible and/or self insurance retention shall be the sole responsibility of ALTHEA.

ALTHEA CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

Article 15, GENERAL PROVISIONS.

15.1
Notices: All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to CLIENT:	BioCancell Therapeutics Ltd.
Beck Science Center, 8 Hartom St.
Jerusalem, 97775 Israel
Attn: Ran Vigdor
Director, Strategic Alliances
	Telephone:	+972-2-548-6555
	Facsimile:	+972-2-548-6550

If to ALTHEA:	Althea Technologies, Inc.
11040 Roselle Street
San Diego, CA 92121
[***]
[***]
	Telephone:	(858) 882-0123
	Facsimile:	(858) 882-0133

For specific inquiries, the following ALTHEA responsible parties may be contacted directly:

Project Manager	[***]

Quality Control and Quality Assurance Manager	[***]

Materials Manager	[***]

For specific inquiries, the following CLIENT responsible parties may be contacted directly:

Project Manager	Patricia Ohana

Quality Control Manager	Janet Ransom

Materials Manager	Patricia Ohana

Quality Assurance Manager	Janet Ransom, Nick Pomato

Notices shall be effective on the day following the date of transmission if sent by facsimile, and on the second business day following the date of delivery to the overnight delivery service if sent by overnight delivery. A party may change its address listed above by notice to the other party given in accordance with this section.

15.2
Entire Agreement; Amendment: The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supercedes all prior written or oral agreements or understandings with respect to the subject matter hereof.  No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

ALTHEA CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

15.3
Waiver: None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of both parties. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

15.4	Obligations to Third Parties: Each party warrants and represents that this Agreement is not inconsistent with any contractual obligations, expressed or implied, undertaken with any third party.

15.5
Assignment: This Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the parties and may not be assigned or transferred by either party without the prior written consent of the other, except that no consent shall be required in the case of a transfer to a wholly-owned subsidiary or transaction involving the merger, consolidation or sale of substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all the obligations under this Agreement. ALTHEA may, without such consent, assign this Agreement to an Affiliate of ALTHEA, provided that the assignee assumes all obligations of ALTHEA under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder.

15.6	Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

15.7
Taxes: CLIENT shall pay all national, state, municipal or other sales, use excise, import, property, value added, or other similar taxes, assessments or tariffs assessed upon or levied against the sale of Company Plasmid DNA to CLIENT pursuant to this Agreement or the sale or distribution of Company Plasmid DNA by CLIENT (or at CLIENT’s sole expense, defend against the imposition of such taxes and expenses). ALTHEA shall notify CLIENT of any such taxes that any governmental authority is seeking to collect from ALTHEA, and CLIENT may assume the defense thereof in ALTHEA’s name, if necessary, and ALTHEA agrees to fully cooperate in such defense to the extent of the capacity of ALTHEA, at CLIENT’s expense. ALTHEA shall pay all national, state, municipal or other taxes on the income resulting from the sale by ALTHEA of the Company Plasmid DNA to CLIENT under this Agreement, including but not limited to, gross income, adjusted gross income, supplemental net income, gross receipts, excess profit taxes, or other similar taxes.

15.8
Independent Contractor: ALTHEA shall act as an independent contractor for CLIENT in providing the services required hereunder and shall not be considered an agent of, or joint venturer with, CLIENT. Unless otherwise provided herein to the contrary, ALTHEA shall furnish all expertise, labor, supervision, machining and equipment necessary for performance hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.

ALTHEA CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED FOR BRACKETED ITEMS

15.9
Governing Law: This Agreement shall be governed in all respects by the laws of the United Kingdom, without regard to the principals of conflicts of laws. The courts of the United Kingdom shall have personal jurisdiction over the parties hereto in all matters arising hereunder, and venue for such suit will be in the County Court, Central London.

15.11
Severability: In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance, or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

15.10	Headings, Interpretation: The headings used in this Agreement are for convenience only and are not part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have each caused this Company Plasmid DNA Development and Clinical Supply Agreement to be executed by their duly-authorized representatives as of the Effective Date above written.

BIOCANCELL THERAPEUTICS LTD.		ALTHEA TECHNOLOGIES, INC

By:	/s/ Avi Barak	By:	/s/ W. Alan Moore

Name:	Avi Barak	Name:	W. Alan Moore

Title:	Chief Executive Officer	Title:	Exec. V.P. and CBO

By:	/s/ Amir Hasidim

Name:	Amir Hasidim

Title:	Chief Financial Officer

Jan 23 2007

ALTHEA CONFIDENTIAL

Standard BioCancell Form
CDA — Mutual Disclosures

BIOCANCELL
Patient-Oriented, Targeted Therapy

MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

THIS MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT (the “Agreement”) made as of December 11, 2006 (the “Effective Date”), is by and between BioCancell Therapeutics, Inc., a Delaware corporation with a principal business address of Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel (Tel: 972.2,548.6555; Fax:  972.2.548.6550) (together with its Affiliated Companies, “BioCancell”) and Althea Technologies, Inc., a Delaware corporation with a principal business address of 11040 Roselle Street, San Diego, California 92121 USA (Tel: 858-882-0123; Fax: 858-8820133) (together with its Affiliated Companies, “Althea”).

1.	Background.

BioCancell and Althea intend to engage in discussions for the purpose of evaluating a potential business or collaborative relationship between the parties (“Purpose”). In connection with these discussions, it is anticipated that BioCancell and Althea may disclose certain proprietary and confidential information This Agreement will govern those disclosures. The party disclosing Confidential Information (defined below) will be referred to as the “Discloser” with respect to that Confidential Information; the party from time to time receiving that Confidential Information will be referred to as the “Recipient.”

2.	Definitions.

2.1
“Confidential Information” means any and all non-public scientific, technical, financial or business information in whatever form (written, oral or visual) possessed or obtained by the Discloser and furnished to the Recipient, Confidential Information will include information which (a) Discloser has labeled in. writing as confidential or proprietary, (b) is furnished orally or visually and is identified by the Discloser at the time of disclosure or within fifteen (15) days thereafter as confidential or proprietary. However, failure to do so shall not relieve the Recipient from its obligations as detailed herein if the confidential nature of the information is apparent from the subject matter, or (c) is commonly regarded as confidential and/or proprietary in the life sciences industry.

2.2
“Affiliated Companies” shall mean any company or business entity which controls, is controlled by, or is under common control with, either BioCancell or the Althea. For purposes of this definition, “control” shall mean the possession, directly or indirectly or the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the majority ownership of voting capital stock, by contract or otherwise,

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3.	Obligations.

The Recipient agrees that it will (a) hold in confidence all Confidential Information, (b) use the Confidential Information solely for the Purpose, (c) treat Confidential Information with the same degree of care it uses to protect its own Confidential Information but in no event with less than a reasonable degree of care, and (d) to use Confidential Information solely to accomplish the Purpose. (e) disclose Confidential Information solely to its employees or consultants on a need-to-know basis, provided that any mach employees and consultants are bound by written obligations of confidentiality at least as restrictive as those set forth herein. (F) not to engage in the development of any products or technologies which arc in a field similar to the Confidential Information,

4.	Permitted Disclosures.

The Recipient may disclose Confidential Information to its responsible employees and professional advisers with a bona fide need to know such Confidential Information, but only to the extent necessary to carry out the Purpose and only if such employees and professional advisers are advised of the confidential nature of such Confidential Information and the terms of this Agreement and are bound by a written agreement or by a legally enforceable code of professional responsibility to protect the confidentiality of such Confidential Information and where the Recipient will still be held responsible for any such breach of this Agreement.

In the event that Recipient is required by law, regulation, rule, act or order of any governmental authority or agency to disclose Confidential Information, it shall be entitled to do so provided that it shall first notify Discloser of any such required disclosure, so that Discloser may seek an appropriate protective order, and limit such disclosure as far as is possible under applicable law. Recipient will reasonably cooperate with Discloser in its efforts to seek such a protective order. Such disclosure shall, however, not relieve Recipient of its other obligations contained herein.

5.	Exceptions.

Recipient will have no obligations of confidentiality and non-use with respect to any portion of the Confidential Information which:

(a)	is or later becomes generally available to the public by use, publication or the like, through no fault of Recipient; or

(b)	is rightfully obtained from a third party who had the legal right to disclose the same to Recipient; or

(c)	Recipient already possesses, as evidenced by written documentation that predate the receipt thereof;

Information shall not be deemed to be in the public domain merely because it may be derived from one or more items which are publicly ]clown,

Notwithstanding the above, in the event of a reliance on any of the above three examples for the purposes of a permitted disclosure by the Receiving Party in accordance with the terms of this Agreement, the burden of proof shall always be on the Recipient to prove by written documentation that such disclosure did not include Confidential Information.

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6.	Expiration and Termination.

The term of this Agreement will be a period of one (1) year following the Effective Date unless earlier terminated by either party upon fifteen (15) days’ prior written notice to the other party. The obligations of confidentiality and non-use will survive any such termination or expiration and continue in full force and effect for a period of seven (7) years from the date of termination or expiration. Upon termination or expiration, or upon the demand of Discloser at any time, any and all paper copies of Confidential Information together with any reports, notes, memoranda, analyses, electronic copies, compilations, studies or other documents prepared by Recipient or at Recipient’s direction containing or reflecting any Confidential Information will be destroyed by Recipient. At the request of Discloser, Recipient will provide a written certification to Discloser regarding such destruction. Recipient may, however, retain one (1) copy of Confidential Information in its confidential files., solely for record purposes.

7.	Representations.

Discloser represents and warrants to Recipient that it has the right to enter into this Agreement and disclose the Confidential Information to Recipient and that it is not a party to any other agreement or under any obligation to any third party that would prevent it from entering into this Agreement or disclosing the Confidential Information hereunder,

8.	Remedies.

It is understood and agreed that either party may be irreparably injured by a breach of this Agreement; that money damages would not be an adequate remedy for any  such breach; and that either party will be entitled to seek equitable relief, including injunctive relief, as a remedy for any such breach or threatened breach of this Agreement, as well as to pursue any and all other rights and remedies available by law or in equity for such a breach,

9.	No Implied Rights or Licenses.

It is understood that no patent right or license or other intellectual property right is granted by this Agreement except for the Purpose and that the disclosure of Confidential Information is not an express or implied commitment by Discloser to grant Recipient any right in and/or to such Confidential Information.

10.	Counterparts and Facsimile Signatures.

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile copy of this Agreement, including the signature pages, will be deemed an original.

11.	Miscellaneous.

This Agreement (a) will inure to the benefit of and be binding upon each party and its respective successors and assigns, (b) will be governed by and construed in accordance with the laws of the State of Israel without regard to the conflicts of law provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court. (e) may only be modified by written agreement of the parties, and (d) may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement to an unrelated third party in connection with a merger, consolidation or sale of substantially all of its business to which this Agreement relates. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duty authorized representative of such party, The failure of either party to enforce at any time or for any period of time the provisions hereof will not be construed to be a waiver of such provisions or of the right of such party to enforce each and every such provision.

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IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

BioCaueell Therapeutics INC.	Althea Technologies, Inc.

By: _____________________________________	By: _____________________________________
Print Name: Avi Barak	Print Name: W. Alan Moore
Title: CEO	Title: Exec. V.P. and Chief Business Officer

4

Quality Management Agreement- GMP Plasmid Production

Purpose

The Quality Management Agreement has been developed to define the regulatory compliance roles and responsibilities of Company and Althea Technologies (Althea). The Quality Management Agreement shall constitute part of the agreement between Company and Althea and may be revised from time to time on the basis of mutual agreement of the parties. In the event of a conflict between the provisions of the Company Plasmid DNA Production Agreement and Quality Management Agreement, the provisions of the Company Plasmid DNA Production Agreement shall prevail.

Definitions

“Agreement” shall mean the Company Plasmid DNA Production Agreement executed between Company and Althea on the Effective Date as defined in the Agreement.

“cGMP” shall mean Current Good Manufacturing Practices as promulgated under the US Federal Food Drug and Cosmetic Act and 21CFR sections 210, 211, 600 and 610 and corresponding rules and regulations of the European Medicines Agency, all as may be amended from time to time.

“Party” means either Company or Althea.

“Parties” means both Company and Althea.

“Products” shall mean Company drug products and all intermediate precursors.

Regulatory Activities

Roles of the parties

Company will be the holder the IND or equivalent and the holder of the registration submission and subsequent license, Althea will support these submissions as a contract manufacturer under the direction of Company.

Regulatory submissions

Company will be responsible for the submission of documentation to regulatory authorities in support of the Products. Althea will provide Company with the information necessary to complete regulatory submissions and support such submissions in a timely and effective manner.

Althea will consult Company on responses, which Company will make, to FDA questions and requests regarding production processes and product testing relevant to Althea.

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Inspections

Company will inform Althea in a timely fashion when regulatory agencies are seeking to schedule inspections concerning the Products at Althea’s facilities.

Company will be permitted two representatives during the opening, closing and daily wrap up portions of the regulatory agencies’ inspection at Althea’s facilities.

Althea’s communication and commitments with regulatory inspectors will be limited to matters outside of Company’s regulatory submissions. and Company will be informed of all such communication and commitments that could impact Company’s regulatory submissions. Althea will consult Company on responses, which Company will make. to FDA questions and requests regarding production processes and product testing. Althea will provide Company with the all necessary assistance in order to provide FDA with said responses in a timely and effective manner. Company will determine and make all other responses to regulatory authorities.

Compliance

Roles of the parties

Althea, in its activities under the Agreement, is responsible for compliance with cGMP, other applicable guidelines and Althea SOPS.

Company, in its activities under the Agreement, is responsible for compliance with cGMP and applicable guidelines and with confirming Althea’s compliance with cGMP, other applicable guidelines and Althea SOPs.

Audits

Company has the right to perform two audits of Althea facilities, laboratories and warehouses each year for the purposes of confirming Althea compliance with cGMP, applicable guidelines and Althea SOPs in the manufacture, testing and validation of the Product. Each audit will be limited to 2 business days to occur on mutually agreed dates.

Company may also perform two annual audits of each Althea subcontractor involved in the manufacture, testing and validation of the Product, providing that Company provides Althea with prior written notification of its intent to audit. Althea wilt provide commercially reasonable efforts to facilitate the scheduling and execution of Company’s audits of subcontractors.

In addition to the two annual compliance audits, Company may also audit Althea and its subcontractors in the event of failure or recall of a product lot.

At the conclusion of each audit, Company will hold a wrap up meeting with Althea and/or its subcontractors to review all significant audit observations.

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Within 60 days of each audit it performs at Althea and its subcontractors, Company will provide Althea with a written report of its observations and recommendations. Althea and/or its subcontractors will make their best efforts to comply with Company’s report and provide, within 60 days of receipt of Company’s audit report, a written response to Company including a response to all Company observations and details regarding corrective actions.

Documentation

Althea is responsible for generating and maintaining records of equipment usage, cleaning and maintenance,

Althea is responsible for developing documentation to support the manufacturing, testing and validation of the Product. All documents and procedures which are specific to the product must be approved by Company prior to implementation. Althea will provide Company with copies of all documents used in the production, testing and validation of the Product.

Changes to documentation will be implemented according to the Change Control section of this document.

Althea is responsible for maintaining Product batch production and testing records for the period of product expiry plus one year. Written authorization from Company QA is required prior to the movement or destruction of Product records. When Althea is no longer willing or able to store Product records, Company may have the records destroyed, or transferred to an alternate storage location at Company’s expense.

Product Release

Althea and Company will each identify a Quality Assurance representative who will function as the points of contact between the companies for the purposes of communication regarding product release and regulatory compliance activities.

Althea will propose sources for raw materials and components to be used in the manufacture of the Product. Company will be responsible for approving all sources and specifications for raw materials and components used in the manufacture of the Product.

Althea and Company will mutually upon agree testing specifications for the Product. The parties will mutually agree in writing to all changes to specification prior to implementation,

Althea may subcontract some or all of the Product testing subject to prior written approval by Company.

Althea is responsible for control and monitoring of the Product manufacturing process and production facility.

3

Althea is responsible for reviewing product lot records, test results and specifications and determining whether to reject the lot or issue Althea’s release to Company QA. Company QA is responsible for the formal release of each Product lot.

Althea will issue a Certificate of Analysis and Certification of Compliance to Company for each lot that receives Althea’s release. The Certificate of Analysis will contain a summary of the product test methods, specifications and test results. The Certificate of Compliance will contain statement signed by Althea’s QA representative stating that the lot has been manufactured and tested in compliance with cGMP. Althea procedures and applicable guidelines.

Company may request additional documentation to support its review and release of Product lots, including but not limited to copies of Batch Production Records, testing results, raw data from Product testing and in-process test results. Althea SOPS, validation reports and qualification studies may be reviewed on site, but are not distributed. These documents are contained within Althea’s Type V DMF which may be referenced in FDA submissions. Certain aspects of Althea’s manufacturing process are proprietary and will not be provided directly to Company. Proprietary manufacturing process information is contained within Althea’s Type II BMF which may be referenced in FDA submissions. The aforementioned in no way diminishes Althea responsibility and commitment to provide Company with the information needed to complete regulatory submissions.

Company will make reasonable efforts to release each lot within 90 days of receipt of the Certificate of Analysis, Certificate of Compliance and requested documents.

Althea will store and ship the Product according to written Company instructions and in compliance with cGMP.

Product Recall

Company is responsible for instituting and facilitating a Product recall.

Company will notify Althea in a timely fashion when a Product recall may be due to issues related to the manufacturing of the Products.

At Company’s request and under Company’s direction, Althea will support communication with regulatory authorities,

Change Control

All changes to procedures, documents and equipment used in the manufacture, testing and validation of the Product must be mutually approved by Althea and Company in writing prior to implementation.

Validation

All validation specific to the Product must be executed according to protocols approved prior to execution by Company.

4

Althea will provide Company with copies of all validation reports used to support manufacture and testing of the Product, upon request.

Investigations

Althea will notify Company of all excursions, deviations, observations and investigations which could impact past, current or future lots of the Product.

Althea will notify Company of all Product testing failures within 2 business days, and prior to initiating retesting.

All investigations concerning the Product and conducted at Althea will be reviewed and approved by Althea and Company.

Product Supply

Roles of the parties

Althea will perform manufacture, testing and validation of the Products in its facilities.

Company is authorized to have 2 representatives present at Althea’s manufacturing facilities during Product manufacture, testing and/or validation. Additional Company representatives may be permitted when mutually agreed with Althea.

Authorization of production

Manufacture of the Product at Althea will be authorized in accordance with the Agreement.

Lot numbers

Althea is responsible for assigning and tracking unique identifier numbers to each lot of raw material, component, product intermediate and Product.

Dates of production and expiration

The dates of manufacture will be determined by, and documented in, the Batch Production Records.

The expiration date of the Product will be determined by Company.

Dispute Resolution

Disputes concerning the acceptability of Product lots or general compliance issues will be resolved by the Quality Assurance representatives of the Parties. If the dispute is not resolved after 30 days, either Party may upon written notification to the other request that the dispute be resolved according to the provisions of the Agreement.

5

IN WITNESS WHEREOF, the parties hereto have each caused this Project Plan to be executed by their duly-authorized representatives as of Date.

BIOCANCELL THERAPEUTICS LTD.	ALTHEA TECHNOLOGIES INC
By: _________________________________________	By: ________________________________________
Name: ______________________________________	Name: ______________________________________
Title: _______________________________________	Title: _______________________________________

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

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PROJECT PLAN FOR DTA-H19

PLASMID DNA PRODUCTION

Prepared for:

Moshe Landsberg

VP Technology and QA

BioCancell Therapeutics

Beck Science Center

8 Hartom Street

Hotzvirn

Jerusalem 97775

Prepared by:

Althea Technologies
11040 Roselle Street
San Diego, CA 92121
858-882-0123
858-882-0133 (tax)

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1.           Outline of Deliverables

A.	BioCancell Deliverables Required Prior to Initiation of Activities

1.	Initial Phase (Approximate [***] cGMP Bulk Plasmid DNA)

(a)	Signed Project Plan

(b)	Minimum Required Number of Vials (Received)

–	[***] vials at [***] mg / Vial.

–	Up to 260 vials or as required at [***] mg I vial to Appropriately Supply OC testing and stability study requirements.

(c)	Payment for all outstanding invoices for previous DTA-H19 Activities

B.	Althea Deliverables

1.	[***] Process Development

(a)
10L Fermentation to provide material for two separate development tasks:  Extended washing study with buffer to evaluate sufficiency of [***] Column studies to evaluate additional clearance of [***] and potential impact on yield. Studies will be conducted concurrently following generation of plasmid DNA from 10L fermentation.

2.	Production of approximately [***] cGMP Bulk Plasmid DNA

(a)	Production of approximately [***] of bulk cGMP Plasmid DNA

(b)
Not less than [***] vials at [***] mg vial, [***] / vial, and the appropriate number of vials to supply CC testing and stability study requirements (estimated to be 260 vials) meeting EU and US requirements.

(c)	cGMP production & filling Batch Records for Review

(d)	Released GMP Production Batch Records (including deviations, OOS or other nonconformance investigations as applicable).

(e)	Certificate of Analysis for bulk product including all test results.

(f)	Released Filling Batch Records (including any deviations, DOS or other non-conformance investigations as applicable).

(g)	Certificate of Analysis for Filled Product including all test results.

(h)	Certificate of Analysis at each Stability Timepoint (Includes stability summary report at each time point and copies of raw data.

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(i)	Certificate of Analysis for End of production purity and identity testing.

C.	Scope Of Work

The following section provides a summary of the anticipated scope of work and component tasks anticipated for the Manufacturing Phase.

1.	[***] Process Development
Includes 10L fermentation followed

•	Direct comparison of current process vs. process with additional [***] removal steps

•	[***]

2.	GMP Production andCharacterization of cGMP Plasmid DNA

(a)	Preparation of Manufacturing Batch Records.

(b)	Fermentation at 100 L scale (without [***]).
Includes differentially plating end-of-production cells to demonstrate that the construct is stable (1st fermentation only).

(c)	Cell lysis, using same procedures as with previous DTA-H19 processing.

(d)	Downstream processing and separation, using same procedures as with previous DTA-H19 processing.

(e)	Column purification using same procedures as with previous DTA-H19 processing with the additional step required for [***] reduction as was found in step 1 ([***] PD).

(f)	Standard Preparation of bulk formulation for Filling.

(g)	In-process testing using same procedures as with previous DTA-H19 processing.

(h)	Final CC testing and release using same procedures as with previous DTA-H19 processing.

(i)	Batch record release and CA audit.

Note:  Bulk drug substance to be stored [***].

3.	Final Fill/Finish:

(a)	Fill [***]

(b)	Documentation preparation

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(c)	Release testing using same procedures as with previous DTA-H19 processing.

(d)	Sterile filtration using same procedures as with previous DTA-H19 processing.

(e)	Aseptic Filling.

(f)	Stopper & Seal with same components used with previous DTA-H19 filling.

Note:  The product fill must be performed within [***] from the end of purification. This is the maximum storage period for this Drug Substance before filling.

4.           Stability Study:

Drug Product will be placed on a three (3) Year Stability Study under a protocol prepared according to ICH guidelines. Stability Study includes generation of stability protocol and stability summary report at each timepoint. Study parameters are outlined below:

TEMP	0	3	6	9	12	18	24	36
[***]	1-3	1-2	1-2	1-2	1-3	1-2	1-3	1-3
[***]	1-3	1-2	1-2	1-2	1-3	1-2	1-3	1-3

Note:  T-0 is release

1 = Appearance, cone, HPLC, gel electrophoresis, A260/280 ratio, 2 = [***], 3 = Sterility.

Includes shipping of two vials (1 at [***] degrees and 1 at [***] degrees) to BioCancell for potency testing. BioCaneell to pay shipping costs.

2.	Pricing Summary.

The pricing of DTA-I-11 9 Plasmid DNA manufacturing is subject to the following conditions:

Pricing for the activities and deliverables described in Section 1 for the Production of DTA-H1 9 Plasmid DNA manufacturing is valid until 31 December, 2008.

Pricing: PD and Manufacturing Phases of DTA-H19 Plasmid DNA Production
Activity or Component	# Units/Runs	Pricing	Discount / Credit	Total Price
[***] PD Study	1	[***]	-	[***]
Bulk production (- [***] g cGMP Plasmid DNA)*	3	[***]	[***]	[***]
Aseptic Fill ( ≥ [***] vials + -260 vials QC/Stability)	1
Stability Protocol and testing	1
		Sub Total		[***]

Total Proposed		[***]	[***]	[***]

Note:  Discount for Bulk production Includes Reversing Previous Credit of [***].

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3.	Timing

Note:  BioCancell and Althea will mutually agree upon a final timeline for production and delivery of vialed product after review of the [***] process development study.

Activity	Estimated Completion Date (Range)
[***] Process Development Study	December 2008 - January 2009
Receive and Release Raw Materials, Excipients & Components	February - March 2009
Draft cGMP fermentation and purification master Batch Records Sent to BioCancell for comments	February 1st - 10th 2009
Draft Master Batch Records comments sent back to Althea by BioCancell QA	February 10th-15th 2009
Revised Master Batch record sent back to BioCancell for QA signature	February 15th-25th 2009
Master Batch Record Approved and signed by BioCancell OA'	February 2009
cGMP Product Fermentation (supplemental material)	March 2009
cGMP Product Purification	March-April 2009
QC Testing of bulk Drug Substance	April 2009
cGMP Bulk Release	May 2009
Draft cGMP fill Master Batch Records Sent to BioCancell for comments	March 15-30th 2009
Draft Master Batch Records comments sent back to Althea by BioCancell QA	April 10111-15th 2009
Revised Master Batch record sent back to BioCancell for CA signature.	April 15'[x]- 20th 2009
Master Batch Record Approved and signed by BioCancell QA"	April 21a1-25th 2009
Product Fill	May 2009
Initiation of QC Release Testing	May 2009
Initiation of Stability Program	May 2009
Fully Released Product & Completed Master Batch Records.	June 2009
Ship Released Final Product to BioCancell, per distribution instructions (Shipping and handling charges to be invoiced directly to BioCancell).	June 2009

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4.           cGMP Fill Finish and Components

Components	Size	Type	Vendor	Part Number	Supplied by
Vial	[***]	Glass	Wheaton	RM-198	Althea
Stoppers	[***]	Gray Butyl	Wheaton	RM-196	Althea
Seals	[***]	Blue Tear off	Wheaton	RM-359	Althea
Filters	[***]	N/A	Millipore	TBD	Althea

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5.     Specifications

Lot No.: FUR-XXXX

CERTIFICATE OF RESULTS FOR cGMP DRUG SUBSTANCE

Plasmid: _____________________________________	Prepared for: ____________________________________
Part No. of Preparation: __________________________	Lot No. of Preparation: _____________________________

Test		*Specification
Identity
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]
	[***]	[***]
Purity	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]

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Safety	[***] [***]	[***]
Bioburden	[***]	[***]
Appearance	[***]	[***]
pH	[***]	[***]
Conductivity	[***]	[***]
Osmolality	[***]	[***]
Concentration	[***]	[***]

Attachments:  Plasmid Map, Agarose Gel Electrophoresis and HPLC Results

Sponsor’s required specifications.

Caution:  For investigational Use Only

Plasmid Map:

Insert Plasmid map here

Agarose Gel Electrophoresis Result:
1   2   3   4   5

Insert gel here

Sample Description

Lane 1:  Supercoiled Ladder

Lane 2:  Uncut, 0.5 _g load

Lane 3:  1 Kb Ext DNA Ladder

Lane 4:  Cut with Enzyme a and Enzyme 2,

1.0 µg load

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bp	Kilobases
— 16.210	— 10.0
— 14.174	— 8.0
— 12.138	— 6.0
— 10.102	— 5.0
— 8066	— 4.0
— 7045	—3.0
— 6030	— 2.0
— 5012	— 1.0
— 3990	— 0.5
— 2972
— 2067

Supercoiled DNA Ladder	1 Kb DNA Ladder

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Lot No.: FUR-XXXX

CERTIFICATE OF RESULTS FOR cGMP DRUG PRODUCT

Plasmid: _______________________________________	Prepared for: ___________________________________
Part No. of Preparation: ____________________________	Lot No. of Preparation: ___________________________

Test		*Specification
Identity	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]
Purity	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
Security	[***]	[***]
B & F Microbial Testing	[***]	[***]
Safety	[***]	[***]
Potency (performed by client)	[***]	[***]
General Safety	[***]	[***]
Appearance	[***]	[***]
pH	[***]	[***]
Conductivity	[***]	[***]
Osmolality	[***]	[***]
Concentration	[***]	[***]

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Attachments; Plasmid Map, Agarose Gel Electrophoresis and H PLC Result

Sponsor's required specifications.

Caution: For Investigational Use Only

Plasmid Map:

Insert Plasmid map here
Agurose Gel Electrophoresis Result:

1 2 3 4 5

Insert gel here

Sample Description
Lane 1: Supercoiled Ladder
Lane 2: Uncut, 0.5 ☐g load
Lane 3: 1 Kb Ext DNA Ladder
Lane 4: Cut with Enzyme 1, 1.0☐g load
Lane 5; Cut with Enzyme l and Enzyme 2, 1.0 ug load
Supercoiled DNA Ladder I Kb DNA Ladder

bp	Kilobases
— 16.210	— 10.0
— 14.174	— 8.0
— 12.138	— 6.0
— 10.102	— 5.0
— 8066	— 4.0
— 7045	—3.0
— 6030	— 2.0
— 5012	— 1.0
— 3990	— 0.5
— 2972
— 2067

Supercoiled DNA Ladder	1 Kb DNA Ladder

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CERTIFICATE OF RESULTS FOR cGMP DRUG PRODUCT

Plasmid: ______________________________________	Prepared for: ___________________________________
Part No. of Preparation: ___________________________	Lot No. of Preparation: ___________________________

Test		*Specification
Identity	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]
Purity	[***]	[***]
	[***]	[***]
Sterility	[***]	[***]
Safety	[***]	[***]
Appearance	[***]	[***]
Concentration Potency (performed by client)	[***]	[***]

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6.           Payment Schedule

Althea will recognize the milestones identified in the Table below as they are completed and will invoice BioCancell according to the timing presented in the Table below:

Note: Should the [***] process development study results dictate a change in scope mutually agreed upon by BioCancell and Althea, the project total and payment schedule are subject to change. Should the [***] process development study require more that the current quote of three weeks for three PD staff, Althea and BioCancell will mutually agree upon a flat weekly rate to extend the study, in which case the project total and payment schedule are subject to change.

Milestones	Amount	Invoicing Date/Amt (US $)
Activity Total Reverse Credit TOTAL	[***]

Initial Payment equal to [***] of Project Total	[***]	[***]
•[***] PD Study	[***]
•Manufacturing Batch Records	[***]
•Completion of Fermentation	[***]	[***]
•Completion of Purification	[***]
•Bulk Release Testing	[***]	[***]
•Fill/Finish Batch Records	[***]
•Fi11	[***]
•QC Testing of Drug Product	[***]
•Release of cGMP material and Executed Batch Records	[***]
•Initiation of Stability Study	[***]
•At each stability timepoint (7)	[***]

Penalty: BioCancell and Althea will review the results of the [***] process development study and agree upon the timeline for completion of all manufacturing tasks. Althea will agree to a penalty of up to [***] of the Project Total ( less the PD Study amount of [***] as mutually agreed upon at the time of process development study review and the establishment of the new timeline for completion of all manufacturing tasks.

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7.     Authorizations

IN WITNESS WHEREOF, the parties hereto have each caused this Project Plan under the existing Agreement to be executed by their duly-authorized representatives as of December 14, 2008.

BIOCANCELL	ALTHEA TECHNOLOGIES, INC.
By:	By:
Name:	Name:
Title:	Title:
By:	By:
Name:	Name:
Title:	Title:

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